EXHIBIT 23C

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of SafeNet, Inc. of our report dated February 20, 2003, with respect to the consolidated financial statements of Rainbow Technologies, Inc. included in the Current Report on Form 8-K/A of SafeNet, Inc. filed with the Securities and Exchange Commission on May 28, 2004.

/s/ Ernst & Young LLP

Orange County, California
February 16, 2005